OMNIBUS AMENDMENT TO REGISTRATION RIGHTS
                          AND STOCKHOLDERS' AGREEMENTS

     This Omnibus Amendment to Registration Rights and Stockholders' Agreements (the "Omnibus Amendment") is made and entered into as of October 15, 1997, by and among Finlay Enterprises, Inc., a Delaware corporation (the "Company") and each of the parties who have accepted and agreed to this First Amendment by
signing  a   signature   page  of  this   Omnibus   Amendment   (the   "Amending
Stockholders").

     This Omnibus Amendment is an amendment to the Registration Rights Agreement by and among the Company, the Amending Stockholders and the other parties thereto dated as of May 26, 1993 (the "Original Registration Rights Agreement") and the Amended and Restated Stockholders' Agreement by and among the Company, the Amending Stockholders and the other parties thereto dated as of March 6, 1995 (the "Restated Stockholders' Agreement"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Amending Stockholders hereby agree as follows:

     1. Amendment to Original Registration Rights Agreement. Upon the sale or other disposition by Equity-Linked Investors, L.P. of all of its shares of Common Stock, par value $.01 per share, of the Company, Section 5 of the Original Registration Rights Agreement shall automatically be amended as follows:

     "(e) Notwithstanding any other provision of this Agreement, for purposes of any Demand Registration under Sections 2, 3 or 4 above and any Piggyback Registration under this Section 5, until the Catch-Up Point the Lee Holders may at their option sell Registrable Securities held by the Lee Holders in place of Registrable Securities held by the ELI Holders, (but only to the extent required to reach the Catch-Up Point), regardless of whether the ELI Holders desire to sell any Registrable Securities in connection with such Registration. The
Catch-Up Point shall occur at such time as the Lee Holders have sold a percentage of the Registrable Securities of the Lee Holders (based on the aggregate number of Registrable Securities held by the Lee Holders immediately prior to the effectiveness of the Registration Statement, as defined below) equal to the percentage of the Registrable Securities sold by the ELI Holders pursuant to the Company's Registration Statement on Form S-1 dated September 23, 1997, Registration No. 333 - 34949 (the "Registration Statement")."

     2. Amendment to Restated Stockholders' Agreement. Pursuant to Section 2.3(c) of the Restated Stockholders' Agreement, upon the sale or other disposition by the Applicable ELI Holders of more than fifty percent (50%) of the Shares held by them on March 6, 1995, Section 2.3 of the Restated
Stockholder's Agreement shall automatically be amended and restated in its entirety as follows:

     "2.3 Corporate Governance. Until the tenth anniversary of the date hereof, the Company and Stockholders shall take all action, including but not limited to
(i) the Stockholders instructing their director designees provided herein to take such actions and (ii) the Stockholders voting, or executing written consents with respect to, their Shares, so that:

     (a) Election of Directors. Subject to Sections 2.3(c) and 2.3(d) below, the Company's and the Operating Company's Boards of Directors shall be fixed at eight (8) members, of which one member shall be designated by Arthur F. Reiner (which member shall be Mr. Reiner himself) (the "Reiner Nominee"), two members (one of which members shall be either Mr. Cornstein himself, or if Mr. Cornstein is no longer an employee of the Company, a management employee of the Company) shall be designated by David B. Cornstein (the "Cornstein Nominees"), one member shall be designated by the Applicable ELI Holders (the "ELI Nominees"), and two members shall be designated by the Applicable Lee Holders (the "Lee Nominees"). The directors shall be divided into classes. The initial term of the Desai Nominee and one Lee Nominee shall expire in 1999; the initial term of the Reiner Nominee and the Cornstein Nominees shall expire in 2000; and the initial term of the other Lee Nominee shall expire in 2001. At the option of the Applicable Lee Holders and the Applicable ELI Holders, respectively, the Lee Nominee(s) or the ELI Nominee, respectively, shall be reduced by one or by two, and such Lee Nominee(s) or ELI Nominee, as the case may be, shall be removed from the Board of Directors and, during such time as the Applicable Lee Holders and the Applicable ELI Holders, respectively, would otherwise have had the right to designate a Director hereunder, a representative of the Applicable Lee Holders or the Applicable ELI Holders, as the case may be, shall continue to have the right to attend meetings of the Board of Directors of the Company and the Operating Company as an observer without a vote or other rights as a director (except the right to receive sufficient notice to enable such attendance and the right to receive all other communications, information and materials furnished, from time to time, to Directors of the Company and the Operating Company and the right to receive reimbursement for travel expenses to the same extent as Directors of the Company and the Operating Company). In addition to any other rights under this Agreement, (x) any transferee of any of the Lee Holders, the ELI Holders and David B. Cornstein, who is an Institutional Investor and who holds pursuant to one or more Transfers Shares constituting at least ten percent

(10%) of the Shares then outstanding and (y) a representative of the Cornstein Beneficiaries, so long as they hold, collectively, at least five percent (5%) of the issued and outstanding shares of Common Stock of the Company (and have not designated a director pursuant to this Section 2.3(a)), shall have the right to attend meetings of the Boards of Directors of the Company and its Subsidiaries, and, in the case of the Cornstein Beneficiaries, the Executive Committee, as an observer without a vote or other rights as a director (except the right to receive sufficient notice to enable such attendance and the right to receive all other communications, information and materials furnished, from time to time, to Directors of the Company and its Subsidiaries, and the Executive Committee, as the case may be, and the right to receive reimbursement for travel expenses to the same extent as Directors of the Company and its Subsidiaries).

     (b) Designation of Director Nominees. One of the Lee Nominees shall be designated by the vote or consent of a majority of the then outstanding Shares owned by Lee Equity Partners and its transferees who are Applicable Lee Holders and one of the Lee Nominees shall be designated by the vote or consent of a majority of the then outstanding Shares owned by the Applicable Lee Holders other than Lee Equity Partners. The Cornstein Nominees shall be designated by the vote or consent of a majority of the then outstanding Shares owned by David
B. Cornstein and his Permitted Transferees. The ELI Nominee shall be designated by the vote or consent of a majority of the then outstanding Shares owned by the Applicable ELI Holders. Any group of Stockholders entitled to designate directors hereunder shall also be entitled to require that the director designated by that group pursuant to this Section 2.3 be removed or replaced by another designee of such group.

     (c) Termination of Right to Elect Directors. The number of directors which Arthur E. Reiner, David B. Cornstein, the Applicable ELI Holders, and the Applicable Lee Holders shall have the right to designate to the Board of Directors of the Company and its Subsidiaries shall be reduced as follows: Mr. Reiner's right to designate a director shall terminate on the date that Mr. Reiner is no longer an employee of the Company. Mr. Cornstein's right to designate one director shall terminate when Mr. Cornstein and his Permitted Transferees own less than fifty percent (50%) of the Shares held by him on the date hereof, and his right to designate the other director shall terminate when he owns less than five percent (5%) of the Common Stock of the Company then outstanding. The Applicable Lee Holders' right to designate one director shall terminate when the Applicable Lee Holders collectively own less than fifty percent (50%) of the Shares held by them on the date hereof, and their right to designate the other director (which shall be the director designated by Lee Equity Partners in accordance with Section 2.3(b)) shall terminate when the Applicable Lee Holders collectively own less than five percent (5%) of the Common Stock of the Company then outstanding. The Applicable ELI Holders' right to designate a director shall terminate when the Applicable ELI Holders collectively own less than five percent (5%) of the Common Stock of the Company then outstanding.

     (d) Executive Committee. The Board of Directors of the Company and the Operating Company shall have an Executive Committee empowered, to the fullest extent possible by law, to take all actions which can be taken by the full Board of Directors of the Company and the Operating Company. Each such Executive Committee shall consist of five (5) directors, one of which will be designated by Thomas H. Lee (so long as the Applicable Lee Holders have a right to designate a director pursuant to Section 2.3(a) above), one of which will be designated by the Applicable ELI holders, (so long as the Applicable ELI Holders have a right to designate one director pursuant to Section 2.3(a) above), two of which (including one management employee of the Company) will be designated by David B. Cornstein, so long as David B. Cornstein has the right to designate two directors pursuant to Section 2.3(a) above, and thereafter only one of which will be designated by David B. Cornstein (so long as David B. Cornstein has the right to designate one director pursuant to Section 2.3(a) above), and one of which will be an independent director designated by the Board of Directors of the Company. If any Stockholder or group of Stockholders loses its right to designate a member of the Executive Committee in accordance with the foregoing provisions of this Section 2.3(d), such member shall be designated by the Board of Directors of the Company. Notwithstanding any other provision of this Agreement, if all of the members of the Executive Committee vote to remove a director, each stockholder agrees to vote his or its Shares (whether at a meeting or by written consent) to effectuate such removal.

     (e) Restrictions on Other Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares, nor shall any Stockholder enter into any stockholders agreements or arrangements of any kind with any person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Shares that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares inconsistent herewith.

     (f) Stockholder Action. Each Stockholder agrees that, in such Stockholder's capacity as a stockholder of the Company, such Stockholder will vote, or grant proxies relating to such shares to vote, all of such Stockholder's shares of Common Stock in favor of any transaction pursuant to Section 2.2 hereof (other than a transaction with an Affiliate) if, and to the extent that, approval of the Company's stockholders is required in order to effect such transaction."

     (g) Upon the sale or other disposition by Equity-Linked Investors, L.P. ("ELI- 1") of all of its Shares, it shall no longer be deemed a Stockholder under the Restated Stockholder's Agreement and the terms and provisions of the Restated Stockholder's Agreement shall automatically terminate with respect to, and no longer be binding on or enforceable against, ELI-1.

     3. Ratification. Except as explicitly amended hereby, the terms of the Original Registration Rights Agreement and Restated Stockholders' Agreement are hereby ratified and confirmed.

     4. Counterparts. This Omnibus Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE NEW YORK PRINCIPLES OF CONFLICTS OF LAWS).

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment under seal as of the date written above.


FINLAY ENTERPRISES, INC.                         EQUITY-LINKED INVESTORS-II


By:/s/Barry D. Scheckner                       By: Rohit M. Desai Associates-II
   -----------------------------                   General Partner
   Name:  Barry D. Scheckner
   Title: Senior Vice President
          and Chief Financial Officer          By:  Damon H. Ball

THE LEE REPRESENTATIVE

/s/Warren C. Smith, Jr.
Warren C. Smith, Jr., individually and as Lee       /s/David B. Cornstein
Representative for Thomas H. Lee Equity Partners,   --------------------------
L.P., 1989 Thomas H. Lee Nominee Trust, John W.     David B. Cornstein
Childs, David V. Harkins, Thomas R. Shepherd, C.
Hunter Boll, Glenn H. Hutchins, Scott A. Schoen,    /s/Arthur E. Reiner
Joseph J. Incandela, Steven G. Segal, Wendy L.      --------------------------
Schoen, Sheldon Schoen, SGS Family Limited          Arthur E. Reiner
Partnership, Anthony J. DiNovi, Thomas M.
Hagerty, Glenn A. Hopkins, Charles W. Robins,       /s/Norman S. Matthews
James Westra, Todd M. Abbrecht, Adam L. Suttin,     --------------------------
Kent R. Weldon, Andrew D. Flaster, Wendy L.         Norman S. Matthews
Masler, Kristina A. Weinberg and Terrence M.
Mullin                                              /s/James Martin Kaplan
                                                    --------------------------
                                                    James Martin Kaplan

                                                    /s/Harold S. Geneen
                                                    --------------------------
                                                    Harold S. Geneen

EQUITY-LINKED INVESTORS, L.P.

By:  Rohit M. Desai Associates,
     General Partner

By:  Damon H. Ball